Exhibit 23.1


                       Consent of Independent Accountants


     We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Nos. 333-80255, 333,48779, 333-72441, 333-69855,
333-48767, 333- 48765, 333-27983,  333-04291,  333-64094, 33-64278, 33-93106) of
Express Scripts, Inc. of our report dated February 26, 1999, except Note 12 for which the date is March 1, 1999, appearing in Exhibit 93.3 of this Form 8-K/A.


/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
St. Louis, MO
June 14, 1999